Exhibit 99.(d)(2)(n)

AMENDMENT NO. 13

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, dated as of December 11, 2024, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser") on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Global Infrastructure Fund and Invesco Macro Allocation Strategy Fund, in Exhibit A of the Contract, effective March 20, 2025;

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Contract is deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco Core Bond Fund
Invesco Developing Markets Fund
Invesco Discovery Mid Cap Growth Fund
Invesco EQV Emerging Markets All Cap Fund
Invesco Emerging Markets Local Debt Fund
Invesco Global Allocation Fund
Invesco Global Strategic Income Fund
Invesco Health Care Fund
Invesco International Bond Fund
Invesco Multi-Asset Income Fund
Invesco Multi-Strategy Fund
Invesco SteelPath MLP Alpha Fund
Invesco SteelPath MLP Alpha Plus Fund
Invesco SteelPath MLP Income Fund
Invesco SteelPath MLP Select 40 Fund”

2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham
Name:	Melanie Ringold	Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Paul Dumitrescu
Name:	Paul Dumitrescu
Title:	Managing Director

By:	/s/ Erhard Radatz
Name:	Erhard Radatz
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher
Name:	Stephanie Butcher
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By :	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary